RESIGNATION OF ADMINISTRATIVE TRUSTEES AND APPOINTMENT OF
      SUCCESSORS UNDER AMENDED AND RESTATED TRUST AGREEMENT


     RESIGNATION OF ADMINISTRATIVE TRUSTEES AND APPOINTMENT OF SUCCESSORS UNDER AMENDED AND RESTATED TRUST AGREEMENT ("Agreement") dated as of August 11, 2000 by and among INDEPENDENT BANKSHARES, INC., a Texas corporation ("Independent"), STATE NATIONAL BANCSHARES, INC., a Texas corporation ("State National"), U.S. TRUST COMPANY OF TEXAS, N.A., a national bank with trust powers, as property trustee (the "Property Trustee"), and BRYAN W. STEPHENSON, an individual, RANDAL N. CROSSWHITE, an individual, and MICHAEL D. JARRETT, an individual (each an "Administrative Trustee" and collectively, the "Administrative Trustees") and TOM C. NICHOLS, an individual, DON E. COSBY, an individual and EDMUND W. MCGEE, an individual (each a "Successor Administrative Trustee" and collectively, the "Successor Administrative Trustees").

                            RECITALS

     WHEREAS, pursuant to that certain Agreement and Plan of Reorganization (the "Agreement and Plan of Reorganization"), made and entered into as of the 1st day of March, 2000, by and between Independent and State National, State National will acquire all of the issued and outstanding stock of Independent in the merger of New FSB, Inc., a wholly owned subsidiary of State National, with and into Independent (the "Merger"), with Independent surviving as a wholly owned subsidiary of State National, on August 11, 2000 (the "Effective Time").

     WHEREAS, Independent has heretofore entered into that certain Amended and Restated Trust Agreement dated as of September 22, 1998 (the "Trust Agreement") among Independent, the Property Trustee, Wilmington Trust Company, a Delaware banking corporation, as Delaware trustee (the "Delaware Trustee"), the Administrative Trustees and the Holders (as such term is defined therein), to provide for, among other things, (i) the issuance of the Common Securities by the Trust to the Depositor, (ii) the issuance and sale of the Preferred Securities by the Trust pursuant to the Underwriting Agreement, and (iii) the acquisition by the Trust from the Depositor of all right, title and interest in the Debentures.

     WHEREAS, each of Bryan W. Stephenson, Randal N. Crosswhite and Michael D. Jarrett desires to resign as Administrative
Trustee and Independent at the direction of State National, desires to appoint successor Administrative Trustees.

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, each of Bryan W. Stephenson, Randal N.
Crosswhite and Michael D. Jarrett is giving written notice of such resignation to the Securityholders;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

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1.   DEFINITIONS

     1.1 Defined Terms. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning assigned to such terms in the Trust Agreement.

2.   RESIGNATION OF ADMINISTRATIVE TRUSTEES AND APPOINTMENT OF
SUCCESSORS

     2.1 Resignation of Bryan W. Stephenson, Randal N. Crosswhite and Michael D. Jarrett. By his execution of this Agreement, each of Bryan W. Stephenson, Randal N. Crosswhite and Michael D. Jarrett hereby resigns as Administrative Trustee under the Trust
Agreement, effective as of the Effective Time. The Property
Trustee shall comply, or has complied, with all notice requirements under the Trust Agreement in connection with such resignation.

     2.2 Appointment of Successor. Independent, in its capacity as Common Securityholder and at the direction of State National, hereby appoints Tom C. Nichols, Don E. Cosby and Edmund W. McGee, individuals with an address of 1617 Broadway, Lubbock, Texas
79401, as the Successor Administrative Trustees.

     2.3 Acceptance of Appointment. By his execution of this Agreement, each of Tom C. Nichols, Don E. Cosby and Edmund W. McGee hereby accepts his appointment as Successor Administrative Trustee, and shall thereby be vested with all of the rights, powers, trusts and duties of an Administrative Trustee under the terms and conditions of the Trust Agreement. Each Successor Administrative Trustee affirms his acceptance of the trusts created by the Trust Agreement, as supplemented by this Agreement, and agrees to perform the same upon the terms and conditions of the Trust Agreement, as amended by this Agreement.

     2.4 No Event of Default. Independent represents and warrants that as of the Effective Time, no Debenture Event of Default has occurred or is continuing.

3.   MISCELLANEOUS

     3.1 Maintenance of Listing. State National agrees to maintain or cause the Administrative Trustees to maintain the listing of the Preferred Securities on The American Stock Exchange, Inc. or another national exchange or on The Nasdaq Stock Market's
National Market until September 22, 2003.

     3.2 Confirmation. The Trust Agreement is in all respects confirmed and preserved.

     3.3 Effectiveness. This Agreement shall be effective as of the Effective Time, being the time of the effectiveness of the Merger.

     3.4 Recitals. The recitals contained herein shall be taken as the statements of Independent and State National and the Property Trustee does not assume any responsibility for their correctness. The Property Trustee does not make any representations as to the validity or sufficiency of this Agreement.

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     3.5  Governing Law. This Agreement shall be governed by and construed in accordance with laws of Delaware without regard to its conflict of law provisions.

     3.6 Counterparts. This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                    (Signature page follows)



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



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                              INDEPENDENT BANKSHARES, INC.


                              By:   /s/ BRYAN W. STEPHENSON
                                 --------------------------------
                              Name:    Bryan W. Stephenson
                                   ------------------------------
                              Title:  President and CEO
                                     ----------------------------

                              STATE NATIONAL BANCSHARES, INC.


                              By:   /s/ TOM. C. NICHOLS
                                 --------------------------------
                              Name:   Tom C. Nichols
                                   ------------------------------
                              Title:  Chairman and CEO
                                    -----------------------------


                              U.S. TRUST COMPANY OF TEXAS, N.A.


                              By:  /s/ JOHN C. STOHLMANN
                                   ------------------------------
                              Name:   John C. Stohlmann
                                   ------------------------------
                              Title: Vice President
                                   ------------------------------


                               /s/ BRYAN W. STEPHENSON
                              -----------------------------------
                              Bryan W. Stephenson
                              as Resigning Administrative Trustee


                                /s/ RANDAL N. CROSSWHITE
                              -----------------------------------
                              Randal N. Crosswhite
                              as Resigning Administrative Trustee


                                /s/MICHAEL D. JARRETT
                              -----------------------------------
                              Michael D. Jarrett
                              as Resigning Administrative Trustee


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                                /s/ TOM C. NICHOLS
                              -----------------------------------
                              Tom C. Nichols
                              as Successor Administrative Trustee


                                 /s/ DON E. COSBY
                              -----------------------------------
                              Don E. Cosby
                              as Successor Administrative Trustee


                               /s/ EDMUND W. MCGEE
                              -----------------------------------
                              Edmund W. McGee
                              as Successor Administrative Trustee


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